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                                                                  EXHIBIT 10.15

                 IMS INTERNATIONAL MANUFACTURING SERVICES, INC.

                              TERMS AND CONDITIONS


1.       Orders and Forecasts:

Customer shall issue to IMS binding purchase orders ("Orders") for Products covering a twelve (12) week period and a nonbinding forecast for an additional fourteen (14) week period each month. No Order shall be binding upon IMS unless accepted by IMS in writing, if such written acceptance is not received by Customer within five (5) working days from date of order issuance, said Order shall be deemed accepted. IMS shall use reasonable efforts to deliver each order by the requested delivery date; provided that the Order allows for a reasonable lead time. Customer may change or reschedule any order by written or oral request subject to IMS' approval.

2.       Purchase Price:

Purchase prices under this Agreement shall be established by mutual agreement and adjusted from time to time as agreed to by both parties. Purchase prices do not include any foreign, federal, state, local or other taxes or charges of any kind that may be applicable. When IMS has the legal obligation to collect such taxes, the appropriate amount will be added to Customer's invoice and paid by Customer unless Customer provides IMS with a valid tax exemption certificate authorized by the appropriate taxing authority.

3.       Payment Terms:

Payment terms shall be net thirty (30) days from the date of invoice. All invoices shall be paid in U.S. dollars. Invoices shall not be subject to any offset for claims of Customer, IMS reserves the right to require additional security in the form of an irrevocable letter of credit or similar financial arrangement. All overdue amounts shall bear interest at the lesser of One and One Half Percent (1-1/2%) per month or the maximum rate permitted by law. Customer shall pay all of IMS' costs and expenses (including reasonable attorneys' fee) incurred in enforcing IMS' rights. If any payment is not made when due, or if IMS terminates this Agreement for cause, all outstanding invoices will automatically be accelerated and will become immediately due and payable.

4.       Shipping Terms:

All Products shall be packed for shipment in standard shipping cartons, or in cartons supplied or designed by Customer, and marked for shipment to Customer's designated shipping destination and delivered to Customer's carrier agent F.O.B. EX-FACTORY. RISK OF LOSS SHALL PASS TO CUSTOMER AT IMS' SHIPPING LOCATION UPON DELIVERY TO CUSTOMER'S CARRIER AGENT. IMS shall select the carrier, unless instructed in writing by Customer. All freight, insurance and other shipping expenses, including without limitation any special packaging expenses, shall be paid by Customer.



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5.       Order Cancellation Charges:

If Customer cancels any Order less than thirty (30) days prior to the scheduled delivery date, Customer shall pay a cancellation charge equal to 100% of the purchase price for such canceled order. If Customer cancels any Order more than thirty (30) days prior to the scheduled delivery date, Customer shall pay to IMS a cancellation charge equal to all of IMS' expenses incurred in preparation for or during manufacture of the canceled Products for Customer (including, without limitation, expenses incurred in canceling or returning materials, plus reasonable materials handling expenses). In addition, at the option of IMS, unless materials were consigned by Customer, Customer shall purchase all or any portion of the materials, tooling, test equipment or fixtures purchased by IMS consistent with raw material lead times and Customer forecast for the manufacture of the Products canceled by Customer. Customer shall pay as the purchase price for such materials the price that IMS paid to its vendors, plus reasonable material handling and related expenses.

6.       Inspection and Acceptance:

Customer shall inspect each shipment and return all non-conforming units to IMS with a return authorization number obtained from IMS at Customer's expense within thirty (30) days after Customer's receipt of such Products. All returned Products must be accompanied by a written notice describing with particularity any defects rendering the Products non-conforming. IMS shall replace all non-conforming Products or refund the purchase price therefor within a reasonable period. All Products not returned to IMS within thirty (30) days as provided herein shall be deemed to have been accepted by Customer. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR SHIPMENT OF NON-CONFORMING PRODUCTS SHALL BE AS SET FORTH ABOVE.

7.       Limited Warranty:

IMS warrants that the Products sold to Customer shall be free from defects in materials and workmanship for a period of ninety (90) days from the date of shipment to Customer.

The materials portion of the warranty shall not apply to (i) any materials consigned or supplied to IMS by Customer or (ii) any components that were specified by Customer or purchased from vendors specified by Customer.

All claims for breach of warranty with respect to any unit of the Products must be received by IMS no later than 15 days after the expiration of the warranty period and subject to IMS verification as to whether the Products are defective by reason of design, material or workmanship.

This warranty does not extend to any Products (i) which have been subjected to misuse, neglect, excessive deterioration or erosion, abuse, accident, improper installation, extreme electrical or physical stress, or any use in violation of or contrary to IMS' instructions, or (ii) which have been repaired or altered in any manner by anyone other than IMS or persons expressly authorized by IMS; or
(iii) which are defective as a result of causes external to the Product. IMS' sole and exclusive


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obligation with respect to defective Products returned under warranty shall be at IMS' option, repair or replacement thereof or refund of the purchase price.

THE EXPRESS WARRANTY AND WARRANTY REMEDIES PROVIDED THIS SECTION ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES. IMS MAKES, AND HAS MADE, NO OTHER WARRANTIES TO CUSTOMER, AND IMS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WRITTEN OR ORAL, EXPRESS, IMPLIED, OR STATUTORY, IN ANY MANNER OR FORM WHATSOEVER, INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY FITNESS FOR ANY PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

8.       Limitation of Liability:

IMS' MAXIMUM LIABILITY ARISING OUT OR RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE PURCHASE PRICE OF THE PRODUCT UNITS FOR WHICH THE CLAIM IS MADE. IN NO EVENT SHALL IMS BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL IMS BE LIABLE TO CUSTOMER OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, (INCLUDING, WITHOUT LIMITATION, DAMAGES BASED ON LOSS OF PROFITS OR BUSINESS OPPORTUNITY) AND WHETHER OR NOT IMS HAS BEEN ADVISED OF THE POSSIBILITY OR SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

9.       Engineering Changes:

Customer may make written request for an engineering change to the Product. IMS shall use reasonable efforts to make requested engineering changes and will advise Customer in writing of the terms and conditions under which it will make the requested engineering change, including any cost savings or increase, and its effect on production schedules. IMS shall be compensated for cost associated with any obsolete and/or excess materials as a result of any changes pertaining to product design, component engineering, delivery schedules and any other changes as requested by Customer. IMS may not change or modify the Product without Customer's prior written consent.

10.      Term and Termination:

The Term shall begin on the Effective Date and continue until terminated. Either party may terminate this Agreement for convenience upon sixty (60) days' advance written notice. Either party may terminate this Agreement for default by the other party of any material obligation, unless the defaulting party cure such breach within thirty (30) days after receipt of written notice from the non-defaulting party. In the event this Agreement is terminated by Customer for convenience or by IMS


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upon Customer's default, Customer shall be responsible for payment or cancellation charges for any pending Orders as provided in Section 5.

11.      Customer Furnished Equipment:

IMS shall be responsible for reasonable diligence and care in the use and protection of any Customer furnished equipment, but shall not be liable for repairs or replacement due to normal failure or wear and tear or maintenance costs unless agreed to in writing by IMS.

12.      Miscellaneous Provisions:

         (a) Entire Agreement: This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties relating thereto. This Agreement may not be modified except by a writing signed by an authorized representative of both parties.

         (b) Indemnification by Customer: Customer shall defend, indemnify and hold IMS, its successors and assigns, harmless from and against all actions, claims, liabilities, losses and expenses (including attorneys' fees) arising out of or relating to the distribution, sale or use of any Product, whether any such claim is based upon infringement of intellectual property rights, product liability or any other legal theory.

         (c) Independent Contractor: The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained herein shall be constructed to constitute either party as the agent of the other party or as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking.

         (d) Advertising: No advertising by either party shall display or contain any trademarks or references to the other party without the other party's prior written approval.

         (e) Assignment: This Agreement may not be assigned by either party without the advance written consent of the other party, which shall not be unreasonably withheld; provided, that IMS shall have the right, without the prior consent of Customer, to assign its rights, duties and responsibilities under this Agreement to any affiliate or subsidiary of IMS.

         (f) Force Majeure: Except Customer's payment obligations, neither party shall be liable to the other party arising out of delays or failures to perform under the Agreement to the extent that any such delays or failures result from any cause beyond the reasonable control of the party affected by a force majeure event. If any such force majeure event extends beyond ninety (90) days, either party shall have the right to terminate this Agreement upon written notice to the other party.

         (g) Governing Law: This Agreement shall be governed by the laws of the State of California, without reference to conflict of laws principles.


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         (h) Invalidity: If any provision or portion thereof of this Agreement is held to be unenforceable or invalid, the remaining provisions and portions thereof shall nevertheless given full force and effect.

         (i) No Waiver: No failure or delay on the part of either party in exercising any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or of any other right or remedy. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.

         (j) No Licenses Created: Nothing contained in this Agreement shall be construed as conferring any license, right to use or other right with respect to any patents, patent applications, trade secrets, confidential or proprietary information, trademark or trade names of either party.

         (k) Counterparts: This Agreement may be executed in counterparts, all of which taken together shall constitute one single agreement between the parties.

         (l) Limitation of Action: No action, regardless of form, arising out of this Agreement, may be brought by either party more than one year after the cause of action has arisen, or in the case of nonpayment, one year from the date the last payment was due.

         (m) Construction: This Agreement has been negotiated by the parities and their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party. Any ambiguity will not be interpreted against the drafting party.


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                             MANUFACTURING PURCHASE
                                    AGREEMENT


                                     between
                 IMS International Manufacturing Services, Inc.
                                    ("IMS")

                                       and

                   ("[BAY NETWORKS CENTILLION BUSINESS UNIT]")


IMS shall manufacture and sell to [BAY NETWORKS CENTILLION BUSINESS UNIT], and [BAY NETWORKS CENTILLION BUSINESS UNIT] shall purchase from IMS, such products as specified in [BAY NETWORKS CENTILLION BUSINESS UNIT] purchase orders that are accepted by IMS ("Products"), pursuant to the terms and conditions set forth in this Agreement.

IMS and Customer acknowledge that they have read and fully understand this Agreement and hereby agree to its terms.

IMS International Manufacturing              Customer
Services, Inc.

By:_____________________________________     By:________________________________

Title:__________________________________     Title:_____________________________

Address:          211 River Oaks Parkway     Address:___________________________
                  San Jose, CA  95134
Telephone:        408-432-1298               Telephone: _________________
Facsimile:        408-432-4337               Facsimile: _________________

Effective Date:_________________________     Effective Date:____________________

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